As filed with the Securities and Exchange Commission on January 10, 2003        Registration No. 333-37841

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
to
FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MICROSOFT CORPORATION
(Exact name of registrant as specified in its charter)

Washington	91-1144442
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

One Microsoft Way
Redmond, Washington 98052-6399
(425) 882-8080
(Address, including zip code, and telephone
number including area code, of registrant’s principal
executive office)

John A. Seethoff
Deputy General Counsel, Finance and Operations
One Microsoft Way
Redmond, Washington 98052-6399
(425) 882-8080
(Name, address, including zip code and telephone number,
including area code, of agent for service)

Copies of all communications to:
Christopher H. Cunningham
Kathleen A. Keizer
Preston Gates & Ellis LLP
701 Fifth Avenue, Suite 5000
Seattle, Washington 98104-7078
(206) 623-7580

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

On October 14, 1997, Microsoft Corporation (“Microsoft”) filed a Registration Statement on Form S-3, SEC 1933 Act Number 333-37841 (the “Registration Statement”) covering 325,7281 shares of Microsoft’s common stock (the “Common Stock”) on behalf of certain “Selling Shareholders” of Microsoft.

The Registration Statement was filed in order to register shares of Common Stock issued to former shareholders of VXtreme, Inc. and Walkabout Software, Inc. (“VXtreme” and “Walkabout,” respectively). Microsoft acquired VXtreme on July 30, 1997 and Walkabout on October 6, 1997.

Pursuant to the terms of the Agreements and Plans of Reorganization between Microsoft and certain former shareholders of VXtreme and Walkabout, Microsoft’s obligations to maintain the effectiveness of the Registration Statement expired on July 30, 1999 and October 6, 1999, respectively. Accordingly, Microsoft hereby de-registers all of its Common Stock registered pursuant to the Registration Statement and remaining unsold thereunder.

[1]	Represents 1,302,912 shares of Common Stock after taking into account the two-for-one stock splits effected by Microsoft on February 20, 1998 and March 26, 1999.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redmond, State of Washington, on January 8, 2003.

MICROSOFT CORPORATION

By:	*
Steven A. Ballmer Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

* Steven A. Ballmer	Chief Executive Officer, Director (Principal Executive Officer)

* William H. Gates III	Chairman, Chief Software Architect, Director

* John G. Connors	Senior Vice President, Finance and Administration, Chief Financial Officer

* James I. Cash	Director

* Raymond V. Gilmartin	Director

* David F. Marquardt	Director

* Ann McLaughlin Korologos	Director

* W. G. Reed, Jr.	Director

* Jon A. Shirley	Director

*By:	/S/ KEITH R. DOLLIVER
Keith R. Dolliver Attorney-in-Fact pursuant to a power of attorney attached as an Exhibit hereto.

EXHIBITS

24.	Power of Attorney